CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Salem Street Trust: Fidelity Inflation-Protected Bond Index Fund, of our report dated February 22, 2018, on the financial statements and financial highlights included in the December 31, 2017 Annual Report to Shareholders of Fidelity Salem Street Trust: Fidelity Inflation-Protected Bond Index Fund.

We further consent to the references to our Firm under the headings “Experts” and “Additional Information About the Funds” in the Proxy/Prospectus and to the references to our Firm under the headings “Financial Highlights” in the March 1, 2018 Prospectus and “Independent Registered Public Accounting Firm” in the March 1, 2018 Statement of Additional Information for Fidelity Salem Street Trust: Fidelity Inflation-Protected Bond Index Fund, which are also incorporated by reference into the Proxy/Prospectus.

PricewaterhouseCoopers LLP

Boston, Massachusetts

May 18, 2018